SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)        February 8, 2001
                                                      -------------------



                          GBI CAPITAL MANAGEMENT CORP.
             -------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



            Florida                 1-15799                65-0701248
----------------------------   ------------------     -----------------------
(State or Other Jurisdiction    (Commission File         (IRS Employer
    of Incorporation)            Number)               Identification No.)



1055 Stewart Avenue, Bethpage, New York                      11714
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(Address of Principal Executive Offices)                  (Zip Code)



Registrant's telephone number, including area code   (516) 470-1000
                                                  --------------------



                                 Not Applicable
    -------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Items 1 and 2. Changes in Control of Registrant and Acquisition or Disposition of Assets

         On February 8, 2001, GBI Capital Management Corp. ("Company") entered into a Stock Purchase Agreement ("Purchase Agreement") with New Valley Corporation ("New Valley"), Ladenburg, Thalmann Group Inc., a Delaware corporation and wholly-owned subsidiary of New Valley ("LTGI"), Berliner Effektengesellschaft AG, a German corporation ("Berliner") and Ladenburg, Thalmann & Co. Inc. ("Ladenburg"), the common stock of which is owned 80.1% by LTGI and 19.9% by Berliner, and an officer of the Company entered into a stock purchase agreement with LTGI. As a result of the transactions contemplated thereby, upon closing, (i) New Valley will acquire ownership of approximately 50.1% of the common stock of the Company to be outstanding upon the closing of the transactions contemplated by such agreements and (ii) Ladenburg will become a wholly-owned subsidiary of the Company. These agreements are summarized below. The summary is qualified in its entirety by reference to these agreements, as well as other agreements entered into in connection therewith, copies or forms of which are included in the exhibits to this report.

         Under the terms of the Purchase Agreement, the Company will purchase all of the common stock of Ladenburg ("Ladenburg Stock"). As consideration for the Ladenburg Stock, the Company will issue to LTGI and Berliner (together, the "Sellers") an aggregate of:

         o        18,181,818 million shares of the Company's common stock ("GBI
                  Stock");

         o $10 million principal amount of the Company's senior convertible notes ("Notes"), the payment of which will be secured by the Ladenburg Stock; and

         o $10 million cash, which the Company intends to fund from the proceeds of a loan ("Loan") to the Company from Frost-Nevada, Limited Partnership, a Nevada limited partnership ("Lender"), as described below under "Terms of the Frost-Nevada Loan." Of the $10 million cash, $500,000 will be placed in escrow pursuant to an Escrow Agreement between the Company, Berliner and Continental Stock Transfer & Trust Company, as escrow agent.


All payments shall be made in the proportion of 80.1% to LTGI and 19.9% to Berliner. Additionally, in the event that, on the closing date of the Purchase Agreement ("Closing Date"), the net worth of Ladenburg and its subsidiaries on a consolidated basis ("Closing Net Worth") is less than $28.6 million, New Valley and Berliner will contribute to Ladenburg an amount in cash equal to the difference between the Closing Net Worth and $28.6 million. In the event that the Closing Net Worth is greater than $30.6 million, the Company shall pay to the Sellers, in cash, the difference between the Closing Net Worth and $30.6 million.

         Concurrently with execution of the Purchase Agreement, Joseph Berland ("Berland"), the Company's Chairman of the Board and Chief Executive Officer, entered into a stock purchase agreement with LTGI, pursuant to which he will sell, on the Closing Date, all of the 3,945,060 million shares of GBI Stock he currently owns to LTGI for $3,945,060 in cash, or $1.00 per share.

          In addition, certain officers of the Company have entered into individual stock sale agreements, pursuant to which they have agreed to sell, on the Closing Date, an aggregate of 550,000 shares of GBI Stock currently owned by them to the Lender at $1.00 per share as follows:

         o Richard J. Rosenstock ("Rosenstock"), the Company's President and Chief Operating Officer, has agreed to sell up to 255,814 shares of GBI Stock;

         o Vincent Mangone ("Mangone"), the Company's Executive Vice President, has agreed to sell up to 98,062 shares of GBI Stock;

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




         o Mark Zeitchick ("Zeitchick"), the Company's Executive Vice President, has agreed to sell up to 98,062 shares of GBI Stock; and

         o David Thalheim ("Thalheim" and together with Berland, Rosenstock, Mangone and Zeitchick, collectively, the "Principals"), the Company's Administrator, has agreed to sell up to 98,062 shares of GBI Stock.

In connection with these sales, the Company waived certain lock-up agreements between the Company and the Principals pursuant to which the Principals had agreed that they would not, without the prior written consent of the Company's Board of Directors, sell, transfer or otherwise dispose of any of their GBI Stock prior to August 2001. As a result of its purchase of such stock and the convertible note it will be issued in making the Loan (as described below), the Lender will beneficially own approximately 14.9% of the Company's common stock to be outstanding on the Closing Date.

         The foregoing transactions are expected to be consummated in the second quarter of 2001 after the satisfaction of certain closing conditions described below under "Conditions to Closing," including approval of the transactions by the shareholders of the Company.

Exclusivity

         Under the terms of the Purchase Agreement, the Company and its subsidiaries and affiliates cannot, except in limited circumstances, discuss with third parties other offers to acquire or merge with the Company. Specifically, the Purchase Agreement prohibits the Company and all such persons from doing anything to initiate, solicit or engage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to the Company's shareholders) with respect to a merger, consolidation, or other business combination involving the Company or any of its subsidiaries, or any acquisition or similar transaction, including, without limitation, any tender offer or exchange offer, involving the purchase of all or any significant portion of the assets of the Company and its subsidiaries taken as a whole or 20% or more of the Company's outstanding common stock or the issuance of the Company's common stock which would constitute, after issuance, 20% or more of the Company's then outstanding common stock (each an "Alternative Transaction") or engage in any negotiations concerning, or provide any confidential information or data to or have any discussions with any person relating to, or otherwise facilitate any effort or attempt to make or implement, an Alternative Transaction.

         If the Company receives an unsolicited written proposal for any Alternative Transaction from a third party, the Company will be entitled to communicate with such third party and give such third party any information about the Company if, and only to the extent that, (A) the Company's Board of Directors concludes in good faith that such proposal is likely to result in a superior transaction to the Purchase Agreement, (B) the Company's Board of Directors, based upon the advice of outside counsel, determines in good faith that such action is required for the Board of Directors to comply with its fiduciary duties to the Company's shareholders imposed by law, (C) the Company shall have entered into a confidentiality agreement in customary form and having terms and conditions no less favorable than the one entered into in connection with the Purchase Agreement, (D) prior to furnishing such information to, or entering into discussions or negotiations with, such person, the Company provides written notice to the Sellers to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person, which notice shall identify such person and the proposed terms of the Alternative Transaction in reasonable detail, and (E) the Company keeps the Sellers informed of the status and all material information with respect to any such discussions or negotiations.

Termination

         The Purchase Agreement may be terminated only under limited circumstances, including:

         (i)      by mutual written consent of the Company and the Sellers;

         (ii) by the Company or New Valley if any competent regulatory authority shall have issued an order making illegal or otherwise restricting, preventing, prohibiting or refusing to approve the transactions contemplated by the Purchase Agreement, and such order shall have become final and non-appealable;

         (iii) by the Company or New Valley if the closing of the Purchase Agreement has not occurred by September 30, 2001 for any reason other than by breach by the party seeking to terminate unless the parties have agreed to an extension in writing;

         (iv) by New Valley if the Company's Board of Directors (or any committee thereof) shall have (a) failed to recommend or withdrawn or modified in a manner adverse to the Sellers its approval or recommendation of the Purchase Agreement and any of the transactions contemplated thereby, (b) recommended or taken no position with respect to a proposal for an Alternative Transaction or (c) following the public announcement of a proposal for an Alternative Transaction, failed to reconfirm its recommendation of the Purchase Agreement and any of the transactions contemplated thereby within five business days following a written request for such reconfirmation by New Valley; and

         (v) by the Company if its Board of Directors shall have determined in good faith, based upon advice of outside legal counsel, that failure to terminate the Purchase Agreement is reasonably likely to result in the Board breaching its fiduciary duties to the Company's shareholders under applicable law by reason of the pendency of an unsolicited, bona fide written proposal for a superior transaction, but only if the Company and its subsidiaries and other representatives shall have complied with their obligations under the termination provisions of the Purchase Agreement. The Company may not terminate the Purchase Agreement under this clause (v), however, unless (a) 48 hours shall have elapsed after delivery to New Valley of a written notice of such determination by the Company's Board of Directors and (b) the Company shall have paid to New Valley the termination fee described below.

If:

         o New Valley terminates the Purchase Agreement pursuant to clause (iv) above or the Company terminates the Purchase Agreement pursuant to clause (v) above; or

         o either New Valley or the Company terminates the Purchase Agreement pursuant to clause (iii) above following the public announcement of a proposal for an Alternative Transaction by any person, and, within one year after such termination, the Company has entered into a binding agreement providing for the consummation of, or shall have consummated, an Alternative Transaction, the Company will be required to pay the Sellers a $1.75 million termination fee and such further amount as to reimburse the Sellers for its out-of-pocket expenses incurred in connection with the Purchase Agreement.

Closing Conditions

         The Purchase Agreement is subject to a number of conditions, including the requirement that the sale and certain ancillary matters be approved by the Company's shareholders, that Ladenburg have cash held at banks, marketable securities and net cash balances in proprietary accounts at clearing brokers in an amount not less than $18,000,000 and that all necessary regulatory approvals are obtained, including the approval of the New York Stock Exchange, the American Stock Exchange, NASD Regulation, Inc. and the Department of Justice and the Federal Trade Commission.

Terms of the Convertible Notes

         The Notes to be issued to the Sellers will bear interest at a rate of 7-1/2% per annum, payable quarterly, and will be secured by a pledge of the Ladenburg Stock pursuant to a pledge and security agreement ("Pledge Agreement") between the Sellers, the Lender and The U.S. Bank Trust National Association. Principal on the Notes will be payable on December 31, 2005, subject to the conversion and change of control provisions described below and other customary acceleration and default provisions contained in the Notes.

         Conversion

         The principal and accrued interest on the Notes will be convertible, in whole or in part, at any time, at the election of the holder, into that number of shares of common stock determined by dividing the principal and interest to be converted by the conversion price. The "conversion price" will be initially set at $2.60, subject to "structural" anti-dilution adjustment for stock splits, dividends and similar events.

         In addition, if, during any period of twenty (20) consecutive trading days, the closing sale price of the Company's common stock is at least $8.00, the principal and all accrued interest on the notes shall be automatically converted into shares of common stock at the conversion price then in effect.

         Change of Control

         In the event of a change of control as defined in the Notes ("Change of Control"), the Company shall commence an offer to purchase all of the outstanding Notes at a purchase price equal to the unpaid principal amount of the Notes and the accrued interest thereon.

Terms of the Frost-Nevada Loan

         Concurrently with the signing of the Purchase Agreement, the Company entered into a loan agreement with the Lender ("Loan Agreement") pursuant to which the Lender committed to lend the Company $10 million to pay the cash portion of the purchase price for the Ladenburg Stock. The Loan is to be evidenced by a senior convertible promissory note ("Frost-Nevada Note") which ranks pari passu in all respects to the Notes issued to the Sellers. The Frost-Nevada Note bears interest at a rate of 8-1/2% per annum, payable quarterly, and is due on December 31, 2005. The Frost-Nevada Note has the same conversion and Change of Control features as the Notes issued to the Sellers, except that the conversion price of the Frost-Nevada Note will initially be $2.00. The Frost-Nevada Note is also secured by a pledge of the Ladenburg Stock pursuant to the Pledge Agreement.

Shareholders' Meeting

         To obtain shareholder approval, the Company will file a proxy statement with the Securities and Exchange Commission ("SEC") and hold a special meeting at which the shareholders will be asked to approve the sale and the issuances of the common stock and Notes to the Sellers. Pursuant to the Purchase Agreement, the Company is also obligated to include a number of additional items for the Company's shareholders to consider including the election of new directors

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


designated by the Sellers and a change of the Company's name to "Ladenburg Thalmann Financial Services, Inc." The Sellers have designated Howard M. Lorber, Victor M. Rivas, Bennett S. LeBow, Phillip Frost and two additional independent directors for nomination to the Company's Board of Directors.

Fairness Opinion

         Roth Capital Partners, financial advisor to the Company's board of directors in connection with the Purchase Agreement, has delivered its opinion to the Company's board of directors that, based on the various considerations set forth in its opinion, the consideration the Company will pay in exchange for the Ladenburg Stock is fair from a financial point of view. The Company's Board of Directors relied on Roth Capital Partners' opinion in reaching its decision to approve the Purchase Agreement and the related transactions.

Management and Employment Agreements

         Following the consummation of the Purchase Agreement, Ladenburg and GBI Capital Partners, Inc. ("GBI"), the Company's wholly-owned subsidiary, will operate as two separate wholly-owned subsidiaries. Upon the Closing Date:

         o Howard M. Lorber, President and Chief Operating Officer of New Valley, will become Chairman of the Company;

         o Victor M. Rivas, Chairman and Chief Executive Officer of Ladenburg, will retain his role at Ladenburg and become the Company's new President and Chief Executive Officer. In connection with Mr. Rivas' employment agreement, on the Closing Date, Mr. Rivas will be granted options to purchase 1,000,000 shares of the Company's common stock on such date. The options shall vest in three annual installments commencing on the first anniversary of the Closing Date.

         o Berland will resign from his positions with the Company and will become an Executive Vice President of the Company and GBI;

         o Rosenstock will remain as GBI's President and will become its Chief Executive Officer and will become the Vice Chairman and Chief Operating Officer of the Company; and

         o Mangone, Zeitchick and Thalheim will each retain their current respective positions with the Company and GBI.

         In connection with the Purchase Agreement, each of the Principals has entered into an amendment to his existing employment agreement with the Company, each dated August 24, 1999, in order to effectuate the foregoing and make certain changes in their compensation arrangements.

Proxy and Voting Agreement

         Concurrently with the signing of the Purchase Agreement, the Company entered into a Proxy and Voting Agreement with New Valley, the Sellers and the Principals. Pursuant to the agreement, the Principals have agreed (i) not to transfer a total of 12,426,939 shares of the Company's common stock owned by them (representing approximately 66% of the Company's outstanding stock) prior to the termination of the Purchase Agreement and (ii) to vote all such shares in favor of the transactions contemplated by the Purchase Agreement and any other matter that may be necessary for the consummation of the Purchase Agreement and the related transactions. Each of the Principals delivered an irrevocable proxy to LTGI to vote such shares in accordance with the agreement. The proxies expire


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



upon the approval of the Purchase Agreement and the related transactions or upon the earlier termination of the Purchase Agreement in accordance with its provisions. Additionally, the Principals agreed not to initiate, solicit or encourage any Alternative Transaction that may be proposed and to vote against any such Alternative Transaction if such transaction is proposed; provided, however, that the Principals may take any of the actions set forth in the Purchase Agreement necessary to avoid breaching their fiduciary obligations to the Company.

Investor Rights Agreement

         Concurrently with the signing of the Purchase Agreement, the Company entered into an Investor Rights Agreement with New Valley, the Sellers, Lender and the Principals.

         Registration Statement

         The Company is obligated, no later than six months from the date of the closing of the Purchase Agreement, to have declared effective a registration statement under the Securities Act of 1933, as amended ("Act") with the SEC registering for resale (i) the shares of common stock issued or issuable to the Sellers under the Purchase Agreement, (ii) the shares of common stock underlying the Notes and the Frost-Nevada Note and (iii) any additional shares of common stock issued or distributed by reason of a dividend, stock split or other distribution in respect of such shares. Additionally, the Principals have the right to require the Company to include any of their shares on such registration statement.

         Tag Along Rights

         Subject to certain limitations, in the event that LTGI proposes to sell or otherwise transfer, directly or indirectly, more than 5% of the shares of GBI Stock beneficially owned by LTGI to any entity or person not a party to the agreement, each of the Lender and the Principals may participate in such proposed sale on a pro-rata basis.

         Holdback Agreement

         In the event of a firm commitment underwriting of the Company's common stock, and upon the request of the managing underwriter, the parties agreed that they will not sell, assign, transfer or pledge any shares of the Company's common stockholders for a period of not more than 180 days from the date the registration statement becomes effective.

         Board Nominees

         Until such time as the Principals collectively own less than 10% of the Company's common stock, the Principals have the right to nominate three individuals for election to the Company's Board of Directors.

         Right of First Refusal

         Between the Closing Date and December 31, 2005, if either Berliner or the Lender proposes to sell, transfer or otherwise dispose of any of its Note or shares of common stock underlying the Note, LTGI shall have the right to purchase any or all of such shares proposed to be sold or transferred.


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Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits

         (a)      Financial Statements of Business Acquired*

         (b)      Pro Forma Financial Information*

         (c)      Exhibits

Exhibit
Number         Description
---------      -----------

4.1 Stock Purchase Agreement, dated February 8, 2001, by and among the Company, New Valley Corporation, Ladenburg, Thalmann Group Inc., Berliner Effektengesellshaft AG and Ladenburg, Thalmann & Co. Inc.

4.2 Stock Purchase Agreement, dated as of February 8, 2001, by and between Ladenburg, Thalmann Group Inc., Joseph Berland Revocable Living Trust Dated 4/16/97 and Joseph Berland

4.3 Form of Stock Purchase Agreement, dated as of February 8, 2001, by and between (A) each of (i) The Richard J. Rosenstock Revocable Living Trust Dated 3/5/96, Richard J. Rosenstock, (ii) The Vincent A. Mangone Revocable Living Trust Dated 11/5/96, Vincent A. Mangone, (iii) Mark Zeitchick and (iv) The David Thalheim Revocable Living Trust Dated 3/5/96, David Thalheim and
               (B) Frost-Nevada, Limited Partnership

4.4            Form of Senior Convertible Promissory Note

4.5 Investor Rights Agreement, dated as of February 8, 2001, among New Valley Corporation, Ladenburg, Thalmann Group Inc., Berliner Effektengesellschaft AG, the Company, Frost- Nevada, Limited Partnership and the Principals

4.6 Proxy and Voting Agreement, dated as of February 8, 2001, among New Valley Corporation, Ladenburg, Thalmann Group Inc., Berliner Effektengesellschaft AG, the Company and the individual shareholders listed on Schedule A attached thereto

10.1 Loan Agreement, dated as of February 8, 2001, between the Company and Frost-Nevada, Limited Partnership

10.2 Form of Pledge and Security Agreement, dated as of February 8, 2001, between the Company, Ladenburg, Thalmann Group Inc., Berliner Effektengesellschaft AG, Frost-Nevada, Limited Partnership and U.S. Bank Trust National Association

10.3 Employment Agreement, dated as of February 8, 2001, between Ladenburg, Thalmann & Co. Inc. and Victor Rivas

10.4 First Amendment to the Employment Agreement, dated August 24, 1999, between GBI Capital Partners, Inc. and Joseph Berland

10.5 First Amendment to the Employment Agreement, dated August 24, 1999, between GBI Capital Partners, Inc. and Richard J. Rosenstock

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

Exhibit
Number         Description
---------      -----------


10.6 First Amendment to the Employment Agreement, dated August 24, 1999, between GBI Capital Partners, Inc. and Vincent Mangone

10.7 First Amendment to the Employment Agreement, dated August 24, 1999, between GBI Capital Partners, Inc. and Mark Zeitchick

10.8 First Amendment to the Employment Agreement, dated August 24, 1999, between GBI Capital Partners, Inc. and David Thalheim

10.9 Form of Guarantee Agreement, dated February 8, 2001, between (A) each of (i) Joseph Berland, (ii) Richard J. Rosenstock, (iii) Vincent Mangone, (iv) Mark Zeitchick and (v) David Thalheim and
               (B) GBI Capital Management Corp.

10.10 Form of Escrow Agreement, dated as of February 8, 2001, between GBI Capital Management Corp., Berliner Effektengesellschaft AG and Continental Stock Transfer & Trust Company

99.1           Press release, dated February 9, 2001

 ------------

*Financial statements of the business acquired for the periods specified in Rule 3-05 of Regulation S-X shall be filed by amendment not later than 60 days after the date that the initial report on Form 8-K must be filed.


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                                   SIGNATURES


             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:   February 21, 2001       GBI Capital Management Corp.




                                      /s/ Richard J. Rosenstock
                                     ----------------------------------
                                 By: Richard J. Rosenstock
                                     President and Chief Operating Officer



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                                  EXHIBIT INDEX

Exhibit
 Number        Description
----------     ----------------------

4.1 Stock Purchase Agreement, dated February 8, 2001, by and among the Company, New Valley Corporation, Ladenburg, Thalmann Group Inc., Berliner Effektengesellshaft AG and Ladenburg, Thalmann & Co. Inc.

4.2 Stock Purchase Agreement, dated as of February 8, 2001, by and between Ladenburg, Thalmann Group Inc., Joseph Berland Revocable Living Trust Dated 4/16/97 and Joseph Berland

4.3 Form of Stock Purchase Agreement, dated as of February 8, 2001, by and between (A) each of (i) The Richard J. Rosenstock Revocable Living Trust Dated 3/5/96, Richard J. Rosenstock, (ii) The Vincent A. Mangone Revocable Living Trust Dated 11/5/96, Vincent A. Mangone, (iii) Mark Zeitchick and (iv) The David Thalheim Revocable Living Trust Dated 3/5/96, David Thalheim and
               (B) Frost-Nevada, Limited Partnership

4.4            Form of Senior Convertible Promissory Note

4.5 Investor Rights Agreement, dated as of February 8, 2001, among New Valley Corporation, Ladenburg, Thalmann Group Inc., Berliner Effektengesellschaft AG, the Company, Frost-Nevada, Limited Partnership and the Principals

4.6 Proxy and Voting Agreement, dated as of February 8, 2001, among New Valley Corporation, Ladenburg, Thalmann Group Inc., Berliner Effektengesellschaft AG, the Company and the individual shareholders listed on Schedule A attached thereto

10.1 Loan Agreement, dated as of February 8, 2001, between the Company and Frost-Nevada, Limited Partnership

10.2 Form of Pledge and Security Agreement, dated as of February 8, 2001, between the Company, Ladenburg, Thalmann Group Inc., Berliner Effektengesellschaft AG, Frost-Nevada, Limited Partnership and U.S. Bank Trust National Association

10.3 Employment Agreement, dated as of February 8, 2001, between Ladenburg, Thalmann & Co. Inc. and Victor Rivas

10.4 First Amendment to the Employment Agreement, dated August 24, 1999, between GBI Capital Partners, Inc. and Joseph Berland

10.5 First Amendment to the Employment Agreement, dated August 24, 1999, between GBI Capital Partners, Inc. and Richard J. Rosenstock

10.6 First Amendment to the Employment Agreement, dated August 24, 1999, between GBI Capital Partners, Inc. and Vincent Mangone

10.7 First Amendment to the Employment Agreement, dated August 24, 1999, between GBI Capital Partners, Inc. and Mark Zeitchick

10.8 First Amendment to the Employment Agreement, dated August 24, 1999, between GBI Capital Partners, Inc. and David Thalheim

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Exhibit
 Number        Description
----------     ----------------------

10.9 Form of Guarantee Agreement, dated February 8, 2001, between (A) each of (i) Joseph Berland, (ii) Richard J. Rosenstock, (iii) Vincent Mangone, (iv) Mark Zeitchick and (v) David Thalheim and
               (B) GBI Capital Management Corp.

10.10 Form of Escrow Agreement, dated as of February 8, 2001, between GBI Capital Management Corp., Berliner Effektengesellschaft AG and Continental Stock Transfer & Trust Company

99.1           Press release, dated February 9, 2001


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